UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2007

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

RR Donnelley & Sons Company (the "Company") held its Annual Meeting of Stockholders on May 24, 2007 and reports the following vote results:

Each of Messrs. Thomas J. Quinlan III, Oliver R. Sockwell and Stephen M. Wolf were elected to the Company's board of directors. The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2007. The stockholders approved amendments to the Company's Restated Certificate of Incorporation eliminating the classified structure of the board of directors and eliminating the supermajority vote requirement for mergers, consolidations or asset sales.

The stockholders rejected a stockholder proposal urging the board of directors to adopt and implement a company-wide sustainability policy based on the principles of the United Nations' Global Compact with 78.0% of the shares voted at the meeting voted against the proposal or abstaining. The stockholders rejected a stockholder proposal to elect each director annually with 75.12% of the shares voted at the meeting voted against the proposal or abstaining. On these matters, abstentions have the effect of a vote against each such proposal.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 25, 2007	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
EVP, General Counsel